Exhibit 99.1

MUELLER WATER PRODUCTS, INC.

500 West Eldorado Street, Decatur, Illinois 62522

FOR IMMEDIATE RELEASE

CONTACT:                            Walt Smith, Treasurer

wsmith@muellerflo.com

(217) 425-7320

MUELLER WATER PRODUCTS, INC. ANNOUNCES THE FILING OF ANNUAL REPORTS ON FORM 10-K
FOR THE 2004 FISCAL YEAR AND OF QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTER ENDED
JANUARY 1, 2005 BY MUELLER WATER PRODUCTS AND ITS SUBSIDIARY, MUELLER GROUP, INC.

Decatur, Illinois, March 31, 2005 / - -Mueller Water Products, Inc. (the “Company”) today announced that the Company and its wholly owned subsidiary, Mueller Group, Inc. (“Mueller Group”), today filed with the Securities and Exchange Commission their Annual Reports on Form 10-K for the year ended September 30, 2004 and their Quarterly Reports on Form 10-Q for the quarter ended January 1, 2005.

Mueller Group also today delivered to its lenders under the Mueller Group senior credit facility copies of its filed annual and quarterly reports and the compliance certificates required for the fiscal year ended September 30, 2004 and the quarter ended January 1, 2005.  By delivering these reports and certificates today, Mueller Group satisfied the terms of the February 4, 2005 waiver under its senior credit facility that permitted Mueller Group to deliver these reports and certificates by March 31, 2005.

Today’s filings by the Company and Mueller Group cure any default relating to late filings of annual or quarterly reports under the indentures for the Company’s outstanding senior discount notes and for Mueller Group’s outstanding senior secured and senior subordinated notes.

FORWARD-LOOKING STATEMENTS

The statements made in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  A forward-looking statement is usually identified by our use of certain terminology including “believes,” “expects, “may,” “will,” “should,” “seeks,” “anticipates” or “intends” or by discussions of strategy or intentions.  A number of factors could cause our actual results, performance, achievements or industry results to be very different from the results, performance or achievements expressed or implied by those forward-looking statements. These factors include, but are not limited to: the competitive environment in our industry in general and in the sectors of the flow control product industry in which we compete; economic conditions in general and in the sectors of the flow control product industry in which we compete; changes in, or our failure to comply with, federal, state, local or foreign laws and government regulations; liability and other claims asserted against our company; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; our significant indebtedness; changes in our acquisition and capital expenditure plans;  our ability to timely implement improvements to our internal controls; technology shifts away from our technological strengths; and unforeseen interruptions with our largest customers.

In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Given these uncertainties, you are warned not to rely on the forward-looking statements. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

For investor inquiries, please call Walt Smith, Treasurer (217-425-7320).

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